EXHIBIT 99.1

Borneo Resource Investments Acquires its 4th Gold Mine in Indonesia

Property to begin gold production and contribute to revenues in Q3 2014

BOTHELL, WA--(January 30, 2014) - Marking its second gold mine acquisition in as many months, Borneo Resource Investments Ltd. (OTCQB: BRNE) (the "Company" or "Borneo"), a mining company that mines gold and develops producing gold mines as well as coal mining properties in Indonesia, today announced it has, through its subsidiary PT Puncak Kalabat, finalized the purchase of another producing gold mining property.

The 15 hectare property, with the project name Ratatotok Southeast, was acquired for $250,000. The property is located in the central section of a well-established gold reef structure. It is situated adjacent to two other Borneo gold properties, Ratatotok and Ratatotok South, located near the village of Ratatotok in the Southeast Minahasa Regency of the North Sulawesi Province of Indonesia.

No additional capital investments for mining infrastructure are needed at Ratatotok Southeast. All three of Borneo's contiguous properties in the Ratatotok region: Ratatotok; Ratatotok South; and Ratatotok Southeast; will all use the mining equipment and infrastructure located at Ratatotok South, which was acquired by Borneo, also through PT Puncak Kalabat, in December 2013.

"With this acquisition completed, we expect that by the third quarter of 2014 we will be mining and realizing revenues from three of our four gold mining properties. Mining at our first producing gold mine, Talawaan, has generated revenues and gross profits since the third quarter of 2013. We are now active with mining operations at our second producing property, Ratatotok South, which will increase our revenues in the first quarter of 2014. With production and revenues from our third producing gold mine, Ratatotok Southeast scheduled for the third quarter of this year, we expect 2014 will be a strong year for us with a full four quarters of revenues," stated Borneo CEO Nils Ollquist.

"The economics of production are very favorable to us because these three Ratatotok properties are contiguous, creating logistical and infrastructure efficiencies. In addition, this geographic area is a well-recognized gold reef structure where we anticipate extraction costs may also be quite favorable for us. Our near term operational and strategic goals include beginning production at acquired properties as soon as feasible, improving the infrastructure and production facilities at each property, and increasing our inventory of producing gold properties through acquisition," Ollquist added.

Read more: http://www.digitaljournal.com/pr/1711471#ixzz2sNcse0OD

About Borneo Resource Investments Ltd.

Borneo Resource Investments Ltd. (OTCQB:BRNE) is a mining company that mines gold and develops producing gold mines as well as coal mining properties in the Republic of Indonesia. Borneo's current assets include three gold properties, two of which are producing gold. Cash flow-producing investments in gold properties help fund Borneo’s operations and investments in gold, while the Company develops high value, longer-term investments in thermal “coal concessions,” which are properties that can be mined for coal. Borneo currently has one coal concession in the Borneo region of Indonesia. Indonesia was the 8th largest gold producing nation in 2012 and the world’s largest exporter of coal, with $25 billion exported in 2012.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. Words such as "believe", "estimate", "will be", "will", "would", "expect", "anticipate", "plan", "project", "intend", "could", "should" or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

For example, we are using forward looking statements when we discuss the indications that estimate the potential revenue that may be generated from this property. These forward-looking statements are based on the current expectations of the management of Borneo Resource Investments Ltd. only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in the price of natural resources, a change in the estimate of natural resources on our concessions, a change in the ability to extract the natural resources, changes in Indonesian law, risks associated with counterparty default in any of our agreements and the ability to acquire funding. Except as otherwise required by law, Borneo Resource Investments Ltd. undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Investor Relations Contacts:

Borneo Resource Investments Ltd.
R. Scott Chaykin, CFO
schaykin@borneore.com

or

Corporate Profile, LLC
Dilek Mir, Managing Director
310-591-5619